EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                           QUARTER ENDED
                                                           DEC. 31, 1998
                                                           -------------
1.   Net income                                               $   64,000
                                                              ==========

2.   Weighted average common shares outstanding                  438,421
                                                              ==========

3.   Basic earnings per share                                 $      .21
                                                              ==========